Exhibit 99.1

FOR IMMEDIATE RELEASE

Selectica and Versata Enterprises Enter Comprehensive Settlement Agreement

Parties Sign Broad Settlement Closing Out Prior Claims and Restricting Future Claims

SAN JOSE, Calif., September 21, 2011 — Selectica, Inc. (NASDAQ: SLTC), a provider of sales configuration and contract management solutions, and Versata Enterprises, Inc. today announced that the companies have entered into a comprehensive settlement agreement. By closing out all prior claims between the companies, including the settlement and dismissal of their existing suit in the Court of Chancery in the State of Delaware, and restricting future claims, the agreement frees the two parties to each focus fully on maximizing the value they provide to the market.

“Over the past 18 months we have intensified our ramp of new products and have continued to win major new customers," said Jason Stern, President and CEO of Selectica. "By reaching this agreement and resolving prior disputes with Versata, Trilogy, and their related entities, Selectica can now put all of its focus on enhancing relationships with new and existing customers, further expanding our product footprint, and addressing the growing market demand for sales configuration and contract management in the cloud.”

"We are pleased to resolve outstanding issues and claims with Selectica,” said Randy Jacops, President and CEO of Versata. “I appreciate the diligence with which both management teams worked to craft a mutually beneficial agreement. With that in place, Versata will continue focusing on leveraging its intellectual property portfolio to drive innovation and market leadership.”

As part of the agreement, Selectica has repurchased all of the outstanding common stock held by Versata, and Versata is restricted from purchasing further shares in Selectica common stock. Selectica also has paid in full an outstanding note to Versata that resulted from a previous patent infringement lawsuit settled without admission or concession of liability or fault by either party.

The companies have also agreed to a mutual cross license of patents, a mutual release of claims against the other, and a mutual covenant not to sue, restricting future claims. Total payments by Selectica to Versata to retire the note and repurchase the common stock held by Versata are approximately $4.9 million.

About Selectica, Inc.
Selectica (NASDAQ: SLTC) provides Global 2000 companies with deal management solutions to help companies close business faster, with higher margins and lower risk. Selectica offers tightly integrated applications for sales configuration, pricing, quoting, and contract lifecycle management, including modules for mobile devices and employee self-service. With over 100,000 users and over one million new contracts processed annually, Selectica is changing the way companies do business. Selectica customers represent leaders in technology, healthcare, government contracting, and telecommunications, including Bell Canada, Cisco, Covad Communications, Fujitsu, CA Technologies, ManTech, and Qwest Communications. For more information, visit www.selectica.com.

About Versata Enterprises, Inc.
With a global presence covering 45 countries, Versata Enterprises solves the most complex business problems for the world's largest organizations. Versata Enterprises comprises a number of leading enterprise solution providers, including Versata Software, Inc., Versata Development Group, Inc., and many stand-alone enterprise software companies acquired and restructured since 2006. Versata's market-leading Customer Success Program ensures customer involvement in product decisions and business priorities and provides a semi-annual opportunity for customers to score Versata's performance against commitments. Versata's global scale enables its product managers to focus on scalability, usability, and architectural flexibility, in addition to high-value customer features. Versata offers customers the opportunity to leverage Versata's global efficiency by offering a menu of services to help customers lower the cost of technology services across the enterprise. Versata's relentless focus on customer priorities, coupled with an unmatched global capability, provides Versata customers¹ continuous innovation and repeatable value propositions. Further information is available at http://www.versata.com.

Forward Looking Statements
Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies, the anticipated effect of the settlement and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of Company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to the on-going global recession; fluctuations in demand for Selectica's products and services; government policies and regulations, including, but not limited to those affecting the Company's industry; and risks related to the Company's past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the Company can be found in the Company's most recent Form 10- K, filed by the Company with the Securities and Exchange Commission.

PR Contact:
Jennifer Bomze
(408) 545-2609
pr@selectica.com

Investor Contact:
Todd Spartz
(408) 545-2648
ir@selectica.com